EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share as calculated in accordance with FASB 128.

                                                                   Three months Ended April 30,
                                                       ---------------------------------------------------
                                                                           (Unaudited)
                                                                 2000                        1999
                                                       ------------------------    -----------------------
                                                          Basic        Diluted       Basic        Diluted
NUMERATOR:

 Net loss from continuing operations                   $(2,722,356)  $(2,722,356)  $ (672,681)  $ (672,681)
 Net income from discontinued operations                        --            --    1,366,518    1,366,518
                                                       -----------   -----------   ----------   ----------

Net income (loss)                                      $(2,722,356)  $(2,722,356)  $  693,837   $  693,837
                                                       ===========   ===========   ==========   ==========


DENOMINATOR:

 Weighted average shares outstanding                     8,353,496     8,353,496    6,861,005    6,861,005

 Stock options and warrants                                     --            --           --           --
                                                       -----------   -----------   ----------   ----------

Weighted average shares outstanding                      8,353,496     8,353,496    6,861,005    6,861,005
                                                       ===========   ===========   ==========   ==========


Earnings (loss) per share - continuing operations      $     (0.33)  $     (0.33)  $     (0.10) $    (0.10)
Earnings (loss) per share - discontinued operations             --            --          0.20        0.20
                                                       -----------   -----------   -----------  ----------

Earnings (loss) per share                              $     (0.33)  $     (0.33)  $      0.10  $     0.10
                                                       ===========   ===========   ===========  ==========

                                                                      Six months Ended April 30,
                                                       ---------------------------------------------------
                                                                           (Unaudited)
                                                                 2000                        1999
                                                       ------------------------    -----------------------
                                                          Basic        Diluted       Basic        Diluted
NUMERATOR:

 Net loss from continuing operations                   $(4,805,726)  $(4,805,726)  $(1,199,255)  $(1,199,255)
 Net income from discontinued operations                        --            --     3,600,388     3,600,388
                                                       -----------   -----------   -----------   -----------

Net income (loss)                                      $(4,805,726)  $(4,805,726)  $ 2,401,133   $ 2,401,133
                                                       ===========   ===========   ===========   ===========


DENOMINATOR:

 Weighted average shares outstanding                     8,120,228     8,120,228     6,733,933     6,733,933

 Stock options and warrants                                     --            --            --            --
                                                       -----------   -----------   -----------   -----------

Weighted average shares outstanding                      8,120,228     8,120,228     6,733,933     6,733,933
                                                       ===========   ===========   ===========   ===========

Earnings (loss) per share - continuing operations      $     (0.59)  $     (0.59)  $     (0.18)  $     (0.18)
Earnings (loss) per share - discontinued operations             --            --          0.54          0.54
                                                       -----------   -----------   -----------   -----------

Earnings (loss) per share                              $     (0.59)  $     (0.59)  $      0.36   $      0.36
                                                       ===========   ===========   ===========   ===========
